UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

MARIMED INC.
(Exact name of registrant as specified in its charter)

Delaware	0-54433	27-4672745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Oceana Way, Norwood, Massachusetts	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 795-5140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable.	Not Applicable.	Not Applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to Vote of Security Holders.

On September 23, 2021, MariMed Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders:

●	re-elected the Company’s five directors to serve until the Company’s next annual meeting of stockholders or until their respective successors have been duly elected and qualified (the “Election of Directors”);

●	approved, on an advisory basis, the appointment of M&K CPAs PLLC as the Company’s independent auditors for the 2021 fiscal year (“Advisory approval of Auditors”);

●	approved an amendment to the Company’s certificate of incorporation increasing the number of authorized shares of common stock from 500,000,000 to 700,000,000 (“Charter Amendment”); and

●	approved an amendment to the Company’s Amended and Restated 2018 Stock Award and Incentive Plan (“Plan Amendment”).

The specific votes were as follows:

1.	The Election of Directors:

	VOTES
	For	WITHHELD	BROKER NON-VOTE
Robert Fireman	171,999,064	1,907,012	77,807,366
Jon R. Levine	172,829,547	1,076,529	77,807,366
Eva Selhub, M.D.	172,189,723	1,716,353	77,807,366
Edward Gildea	171,334,608	2,571,468	77,807,366
David Allen	172,256,041	1,650,035	77,807,366

2.	Advisory approval of Auditors:

VOTES
FOR	AGAINST	ABSTAIN
249,928,428	686,388	1,098,626

3.	Charter Amendment:

VOTES
FOR	AGAINST	ABSTAIN
228,672,505	22,120,570	920,367

4.	Plan Amendment*:

VOTES
FOR	AGAINST	ABSTAIN
164,672,361	7,468,891	1,764,824

* There were 77,807,366 broker non-votes on this matter.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIMED INC.

Dated: September 28, 2021
	By:	/s/ Jon R. Levine
Jon R. Levine, Chief Financial Officer